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                                  EXHIBIT 3.1

                          ARTICLES OF INCORPORATION OF

                  MIRAGE HOLDINGS, INC., A NEVADA CORPORATION

                              DATED MARCH 18, 1997
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                           ARTICLES OF INCORPORATION
                                       OF
                             MIRAGE HOLDINGS, INC.


     FIRST.    The name of this corporation is Mirage Holdings, Inc.

     SECOND.   Its resident agent and registered office in the State of Nevada is as follows: ParaCorp., Incorporated 318 North Carson Street, Suite 208 Carson City, NV 89701.

     THIRD.    The total number of shares which the corporation is authorized to issue is Twenty Five Million (25,000,000) shares of common stock with a par value of $.001 per share.

     FOURTH.   The governing body of this corporation shall be known as
directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation.

     The names and addresses of the first board of directors, which shall consist of one director, are as follow:

                                   Saima Khan
                           18638 S. Pioneer Boulevard
                               Artesia, CA 90701

     FIFTH.    The name and address of the incorporator signing the Articles of
Incorporation is as follows:

                               Lynne Bolduc, Esq.
                                 HORWITZ & BEAM
                          Two Venture Plaza, Suite 380
                           Irvine, California  92618

     SIXTH.    At all elections of directors of the corporation, each holder of stock possessing voting power is entitled to as many votes as equal the number of shares multiplied by the number of directors to be elected, and she may cast all of his votes for a single director or may distribute them among the number to be voted for or any two or more of them, as she may see fit.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hands this 3rd day of March, 1997.


                              /s/
                              -------------------------------------------------
                              Lynne Bolduc, Incorporator

STATE OF CALIFORNIA )
                    )    ss.
COUNTY OF ORANGE    )

          On this 3rd day of March, 1997 before me, the undersigned Notary Public, personally appeared Lynne Bolduc, personally known to me (or prove to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within Instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


     WITNESS my hand and official seal.   /s/
                                         -----------------------------------
                                                     Notary Public